SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SPROTT FUNDS TRUST

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EXCHANGE TRADED CONCEPTS TRUST 10900 Hefner Pointe Drive, Suite 400 Oklahoma City, Oklahoma 73120

WE STILL NEED YOUR HELP

Dear Shareholder,

It is critical that we receive your response so that we may proceed with the important business of the Fund. Today the Special Meeting of Shareholders of your ETF, North Shore Global Uranium Mining ETF (ticker symbol: URNM), was adjourned until April 6th to provide shareholders who have yet to cast their proxy vote with more time to do so. Our records indicate that you still have not cast your proxy vote.

We wish to avoid any further costs associated with

following up on this matter and we need YOUR help.

If you have any proxy related questions, or would like to cast your proxy vote by phone, please call 1-800-949-2583 for assistance (INTERNATIONAL CALLERS, please use 1-646-787-3500). Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern time. Please help us by voting today.

Sincerely,

J. Garrett Stevens

President and Trustee, Exchange Traded Concepts Trust

As discussed in more detail in the proxy statement previously sent to you, the Board of Trustees of Exchange Traded Concepts Trust approved the Agreement and Plan of Reorganization of your fund, URNM, into Sprott Uranium Miners ETF. The Reorganization will not result in a change in the expense ratio. Shareholders should expect continuity in their investment experience because Sprott Uranium Miners ETF’s investment objective - tracking the total return performance of the North Shore Global Uranium Mining Index - is identical to the URNM’s investment objective, and its investment strategies will be substantially similar to those of the URNM. Also, the Reorganization generally is not expected to result in the recognition of gain or loss by URMN or its shareholders for federal income tax purposes. No commissions or other fees to URNM shareholders will be imposed in connection with the Reorganization. For more information, please refer to the proxy statement, which can be found at https://vote.proxyonline.com/etc/docs/uranium2021.pdf.

Four convenient voting methods…

1. Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free 1-800-949-2583 (INTERNATIONAL CALLERS, please use 646-787-3500). Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern time.

2. Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3. Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4. Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

NOBO

EXCHANGE TRADED CONCEPTS TRUST 10900 Hefner Pointe Drive, Suite 400 Oklahoma City, Oklahoma 73120

WE STILL NEED YOUR HELP

Dear Shareholder,

It is critical that we receive your response so that we may proceed with the important business of the Fund. Today the Special Meeting of Shareholders of your ETF, North Shore Global Uranium Mining ETF (ticker symbol: URNM), was adjourned until April 6th to provide shareholders who have yet to cast their proxy vote with more time to do so. Our records indicate that you still have not cast your proxy vote.

We wish to avoid any further costs associated with

following up on this matter and we need YOUR help.

If you have any proxy related questions please call 1-800-949-2583 for assistance (INTERNATIONAL CALLERS, please use 1-646-787-3500). Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern time. Please help us by voting today.

Sincerely,

J. Garrett Stevens

President and Trustee, Exchange Traded Concepts Trust

As discussed in more detail in the proxy statement previously sent to you, the Board of Trustees of Exchange Traded Concepts Trust approved the Agreement and Plan of Reorganization of your fund, URNM, into Sprott Uranium Miners ETF. The Reorganization will not result in a change in the expense ratio. Shareholders should expect continuity in their investment experience because Sprott Uranium Miners ETF’s investment objective - tracking the total return performance of the North Shore Global Uranium Mining Index - is identical to the URNM’s investment objective, and its investment strategies will be substantially similar to those of the URNM. Also, the Reorganization generally is not expected to result in the recognition of gain or loss by URMN or its shareholders for federal income tax purposes. No commissions or other fees to URNM shareholders will be imposed in connection with the Reorganization. For more information, please refer to the proxy statement, which can be found at https://vote.proxyonline.com/etc/docs/uranium2021.pdf.

Three convenient voting methods…

1. Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

2. Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

3. Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

OBO